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                                                                    EXHIBIT 5.1

                [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]


                                 June 2, 1997


Ambassador Apartments, Inc.
77 West Wacker Drive
Suite 4040
Chicago, Illinois  60601

        Re:  Ambassador Apartments, Inc. - Registration
             Statement on Form S-3 - 2,500,000 Shares of Common
             Stock, Par Value - $.01 Per Share

Ladies and Gentlemen:

        In connection with the registration of 2,500,000 shares of Common Stock, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Ambassador Apartments, Inc., a Maryland corporation (the "Corporation"), on the Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about June 2, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        We have acted as special Maryland corporate counsel to the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Shares and, for purposes of this Opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed. We have examined the current Charter of the Corporation (the "Charter"), consisting of Articles of Amendment and Restatement of the Corporation filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on August 16, 1994, together with Articles of Amendment filed with the SDAT on May 29, 1996, and Articles Supplementary filed with the SDAT on August 16, 1996, and we have examined the By-laws of the Corporation, certain actions taken by the Corporation's Board of Directors, including relevant authorizations and approvals, and a Certificate as to factual matters executed and delivered to us by one or more officers of the Corporation.



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BALLARD SPAHR ANDREWS & INGERSOLL

Ambassador Apartments, Inc.
June 2, 1997
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        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that each certificate submitted to us is true and accurate, both when given and as of the date hereof. We have also assumed that the Shares will not be issued in violation of the restrictions on transferability and ownership of the capital stock of the Corporation as set forth in the Charter.

        Based on the foregoing and subject to the assumption and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized, and that, when issued in exchange for payment of consideration in the amount determined by the Board of Directors or a duly authorized committee thereof, the Shares will be validly issued, fully paid and non-assessable.

        We consent to your filing of this Opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters".

        We are qualified to practice law in the State of Maryland and do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

        The opinions expressed in this letter are solely for your use and may not be relied upon by any person without our prior written consent.


                                        Very truly yours,

                                        Ballard Spahr Andrews & Ingersoll